Exhibit (a)(4)
PERSHING SQUARE USA, LTD.
FORM OF STATEMENT OF PREFERENCES
OF
7.50% SERIES A CUMULATIVE PREFERRED SHARES
Pershing Square USA, Ltd., a Delaware statutory trust (the “Company”), hereby certifies that:
FIRST: The Board of Trustees of the Company (the “Board of Trustees”), at a meeting duly convened and held on June 26, 2024, pursuant to authority expressly vested in it by Section 6.2 of the Declaration of Trust, adopted resolutions approving the designation and issuance by the Company of up to 1,000,000 shares of the Company’s 7.50% Series A Cumulative Preferred Shares.
SECOND: The terms, rights, preferences, privileges, limitations and restrictions of the 7.50% Series A Cumulative Preferred Shares, no par value per share, as set by the Board of Trustees, are as follows:
DESIGNATION
THIRD: Series A Preferred Shares: A series of 1,000,000 preferred shares, no par value per share, liquidation preference $50.00 per share, is hereby designated as the Company’s “7.50% Series A Cumulative Preferred Shares” (the “Series A Preferred Shares”). Each share of Series A Preferred Shares may be issued on a date to be determined by the Board of Trustees; and has such other terms, rights, preferences, privileges, limitations and restrictions, in addition to those required by applicable law or set forth in the Governing Documents applicable to Preferred Shares of the Company, as are set forth in this Statement of Preferences. The Series A Preferred Shares shall constitute a separate series of Preferred Shares.
FOURTH: This Statement of Preferences sets forth the terms, rights, preferences, privileges, limitations and restrictions of the holders of the Series A Preferred Shares and the provisions set forth herein shall operate either as additions to or modifications of the rights, preferences, privileges, limitations and restrictions of the Holders of the Series A Preferred Shares under the Declaration of Trust, as the context may require. To the extent the provisions set forth herein conflict with the provisions of the Declaration of Trust with respect to any such terms, rights, preferences, privileges, limitations and restrictions, this Statement of Preferences shall control. Except as contemplated by the immediately preceding sentence, the Declaration of Trust shall control as to the Company generally and the terms, rights, preferences, privileges, limitations and restrictions of the other shareholders of the Company.
PART I

DEFINITIONS
Unless the context or use indicates another or different meaning or intent, each of the following terms when used in this Statement of Preferences shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:
“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute.
“Asset Coverage” means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all Outstanding senior securities of the Company which are stock, including all Outstanding Series A Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock), determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination, to the extent that the provisions of Section 18 of the 1940 Act apply to such Outstanding senior securities of the Company which are stock (including the Outstanding Series A Preferred Shares).
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“By-Laws” means the By-Laws of the Company as amended from time to time.
“Company Notice of Redemption” shall have the meaning set forth in paragraph 4(d)(i) of Part II hereof.
“Common Shares” means the common shares of beneficial interest, no par value per share, of the Company.
“Cure Date” shall have the meaning set forth in paragraph 4(a) of Part II hereof.
“Date of Original Issue” means [•], 2024 and for the purposes of this Statement of Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.
“Declaration of Trust” means the Amended and Restated Agreement and Declaration of Trust of the Company, dated as of [•], 2024, as amended, supplemented or restated from time to time (including by this Statement of Preferences or by way of any other supplement or Statement of Preferences authorizing or creating a class of Shares (as defined in the Governing Documents) in the Company).
“Deposit Assets” means (i) cash, (ii)(A) demand or time deposits in, and banker’s acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia); and (iii) U.S. Government Obligations and U.S. Government Securities. Each Deposit Asset shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Asset but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.
“Dividend Payment Date” means with respect to the Series A Preferred Shares, any date on which dividends and distributions declared by the Board of Trustees thereon are payable pursuant to the provisions of paragraph 2(a) of Part II of this Statement of Preferences and shall for the purposes of this Statement of Preferences have a correlative meaning with respect to any other class or series of Preferred Shares.
“Dividend Period” shall have the meaning set forth in paragraph 2(a) of Part II hereof, and for the purposes of this Statement of Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.
“Dividend-Disbursing Agent” means, with respect to the Series A Preferred Shares, State Street Bank and Trust Company and its successors or any other dividend-disbursing agent appointed by the Company with respect to the Series A Preferred Shares.
“Governing Documents” means the Declaration of Trust and the By-Laws.
“Holder Notice of Redemption” shall have the meaning set forth in paragraph 4(d)(ii) of Part II hereof.
“Holder Redemption Date” means the date that is the ten year anniversary of the completion of the initial public offering of the Common Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended.
“Liquidation Preference” shall, with respect to the Series A Preferred Shares, have the meaning set forth in paragraph 3(a) of Part II hereof, and for the purposes of this Statement of Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.
“Outstanding” means, as of any date, Preferred Shares theretofore issued by the Company except (a) any such Preferred Share theretofore cancelled by the Company or delivered to the Company for cancellation; (b) any such Preferred Share as to which a notice of redemption shall have been given and for whose payment at the redemption thereof Deposit Assets in the necessary amount are held by the Company in trust for, or have been irrevocably deposited with the relevant disbursing agent for payment to, the holder of such share pursuant to the Statement of Preferences with respect thereto; and (c) any such Preferred Share in exchange for or in lieu of which other Preferred Shares have been issued and delivered. Notwithstanding the foregoing, for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any Preferred Shares as to which any subsidiary of the Company is the holder will be disregarded and deemed not Outstanding.
“Person” means and includes an individual, a partnership, the Company, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Shares” means the preferred shares, no par value per share, of the Company, and includes the Series A Preferred Shares.
“Record Date” shall have the meaning set forth in paragraph 2(a) of Part II hereof, and for the purposes of this Statement of Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.
“Redemption Price” has the meaning set forth in paragraph 4(a)(ii) of Part II hereof, and for the purposes of this Statement of Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.
“Series A Asset Coverage Cure Date” means, with respect to the failure by the Company to maintain Asset Coverage (as required by paragraph 6(a) of Part II hereof) as of the last Business Day of each March, June, September and December of each year, 60 days following such Business Day.
“U.S. Government Obligations” means direct obligations of the United States or by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.
“U.S. Government Securities” mean securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds and notes.
“Voting Period” shall have the meaning set forth in paragraph 5(b) of Part II hereof.
PART II

Series A Preferred Shares
1. Number of Shares; Ranking.
(a) The number of authorized Shares (as defined in the Declaration of Trust) constituting the Series A Preferred Shares to be issued is 1,000,000. No fractional Series A Preferred Shares shall be issued.
(b) Series A Preferred Shares which at any time have been redeemed or purchased by the Company shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.
(c) The Series A Preferred Shares shall rank on a parity with any other series of Preferred Shares as to the payment of dividends and liquidation preference to which such Shares are entitled.
(d) No holder of Series A Preferred Shares shall have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any Preferred Shares or Common Shares or other securities of the Company which it may hereafter issue or sell.
2. Dividends and Distributions.
(a) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Trustees, out of funds legally available therefor, cumulative cash dividends and distributions, calculated separately for each Dividend Period at the rate of 7.50% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the Liquidation Preference on the Series A Preferred Shares and no more, and payable quarterly on March 1, June 1, September 1, and December 1 in each year (each, a “Dividend Payment Date”) commencing on September 1, 2024 (or, if any such day is not a Business Day, then on the next succeeding Business Day) to holders of record of Series A Preferred Shares as they appear on the stock register of the Company at the close of business on the fifth preceding Business Day (each, a “Record Date”) in preference to dividends and distributions on Common Shares and any other capital shares of the Company ranking junior to the Series A Preferred Shares in payment of dividends and distributions. Dividends and distributions on Series A Preferred Shares that were originally issued on the Date of Original Issue shall accumulate from the Date of Original Issue. Dividends and distributions on all other Series A Preferred Shares shall accumulate from (i) the date on which such shares are originally issued if such date is a Dividend Payment Date, (ii) the immediately preceding

Dividend Payment Date if the date on which such shares are originally issued is other than a Dividend Payment Date and is on or before a Record Date or (iii) the immediately following Dividend Payment Date if the date on which such shares are originally issued is during the period between a Record Date and a Dividend Payment Date. Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after issuance of such shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a “Dividend Period.” Dividends and distributions on account of arrears for any past Dividend Period or in connection with the redemption of Series A Preferred Shares may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as shall be fixed by the Board of Trustees.
(b) (i) No full dividends and distributions shall be declared or paid on Series A Preferred Shares for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Dividend Payment Dates therefor for all series of Preferred Shares of the Company ranking on a parity with the Series A Preferred Shares as to the payment of dividends and distributions have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been paid on all such Outstanding Preferred Shares, any dividends and distributions being paid on such Preferred Shares (including the Series A Preferred Shares) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of Preferred Shares on the relevant Dividend Payment Date. No holders of Series A Preferred Shares shall be entitled to any dividends and distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and distributions as provided in this paragraph 2(b)(i) on Series A Preferred Shares. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on any Series A Preferred Shares that may be in arrears.
 (ii) For so long as Series A Preferred Shares are Outstanding, the Company shall not pay any dividend or other distribution (other than a dividend or distribution paid in Common Shares, or, subject to compliance with the 1940 Act, options, warrants or rights to subscribe for or purchase Common Shares or other shares, if any, ranking junior to the Series A Preferred Shares as to dividends and distributions and upon liquidation) in respect of the Common Shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to the payment of dividends and distributions and upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to the payment of dividends and distributions and upon liquidation (except, subject to compliance with the 1940 Act, by conversion into or exchange for shares of the Company ranking junior to the Series A Preferred Shares as to dividends and distributions and upon liquidation), unless, in each case, (A) immediately thereafter, the Company shall have Asset Coverage, (B) all cumulative dividends and distributions on all Series A Preferred Shares due on or prior to the date of the transaction have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the applicable Dividend-Disbursing Agent) and (C) the Company has redeemed the full number of Series A Preferred Shares to be redeemed mandatorily pursuant to any provision contained herein for mandatory redemption.
 (iii) Any dividend payment made on the Series A Preferred Shares shall first be credited against the dividends and distributions accumulated with respect to the earliest Dividend Period for which dividends and distributions have not been paid.
(c) Not later than the Business Day immediately preceding each Dividend Payment Date, the Company shall deposit with the Dividend-Disbursing Agent Deposit Assets having an initial combined value sufficient to pay the dividends and distributions that are payable on such Dividend Payment Date, which Deposit Assets shall mature on or prior to such Dividend Payment Date. The Company may direct the Dividend-Disbursing Agent with respect to the investment of any such Deposit Assets, provided that such investment consists exclusively of Deposit Assets and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.
3. Liquidation Rights.
(a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of Series A Preferred Shares shall be entitled to receive out of the assets of the Company available for distribution to shareholders, after satisfying claims and obligations of the Company pursuant to Delaware law but before any distribution or payment shall be made in respect of the Common Shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to liquidation payments, a liquidation distribution in the amount of $50.00 per share (the “Liquidation Preference”), plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Company, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.
(b) If, upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the assets of the Company available for distribution among the holders of all Outstanding Series A Preferred Shares, and any other Outstanding class or series of Preferred Shares of the Company ranking on a parity with the Series A Preferred Shares as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Series A Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other Preferred Shares, then such available assets shall be distributed among the holders of Series A Preferred Shares and such other Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends and distributions have been paid in full to the holders of Series A Preferred Shares, no dividends or distributions will be made to holders of the Common Shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to liquidation.
4. Redemptions.
The Series A Preferred Shares shall be redeemed by the Company as provided below:
(a) Mandatory Redemption.
If the Company is required to redeem the Series A Preferred Shares pursuant to paragraph 6(b) of Part II hereof, then the Company shall, to the extent permitted by the 1940 Act and Delaware law, by the close of business on such Series A Asset Coverage Cure Date (a “Cure Date”), fix a redemption date no later than ten Business Days following such Cure Date and proceed to redeem shares as set forth in paragraph 4(d) hereof. On such redemption date, the Company shall redeem, out of funds legally available therefor, the number of Preferred Shares, which, to the extent permitted by the 1940 Act and Delaware law, at the option of the Company may include any proportion of Series A Preferred Shares or any other series of Preferred Shares, equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Cure Date, would have resulted in the Company having Asset Coverage immediately prior to the opening of business on such Cure Date or, if Asset Coverage cannot be so restored, all of the Outstanding Series A Preferred Shares, at a price equal to $50.00 per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Company) to, but not including, the date of redemption (the “Redemption Price”). In the event that Preferred Shares are redeemed pursuant to paragraph 6(b) of Part II hereof, the Company may, but is not required to, redeem a sufficient number of Series A Preferred Shares pursuant to this paragraph 4(a) which, when aggregated with other Preferred Shares redeemed by the Company, permits the Company to have with respect to the Preferred Shares (including the Series A Preferred Shares) remaining Outstanding after such redemption Asset Coverage of as much as 220%. In the event that all of the Series A Preferred Shares then Outstanding are required to be redeemed pursuant to paragraph 6 of Part II hereof, the Company shall redeem such shares at the Redemption Price and proceed to do so as set forth in paragraph 4(d) hereof.
(b) Optional Redemption.
The Company may redeem all or any part of the issued and Outstanding Series A Preferred Shares, upon not less than 30 nor more than 60 days’ prior notice, at the Redemption Price, if such redemption is necessary, in the judgment of the Board of Trustees, to maintain the Company’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.
(c) Holder Redemption.
The Company will accept for redemption, at the Redemption Price, all or any part of the issued and Outstanding Series A Preferred Shares, on any date on or after the Holder Redemption Date, that shall have properly submitted for redemption in accordance with the procedures set forth herein.

(d) Procedures for Mandatory and Optional Redemptions.
(i) If the Company shall determine or be required to redeem Series A Preferred Shares pursuant to paragraph 4(a) or 4(b), it shall mail a written notice of redemption (“Company Notice of Redemption”) with respect to such redemption to each holder of the shares to be redeemed. The Company Notice of Redemption shall be sent by first-class mail, postage prepaid, to each such holder’s address as the same appears on the stock register of the Company on the close of business on such date as the Board of Trustees or its delegatee may determine, which date shall not be earlier than the second Business Day prior to the date upon which such Company Notice of Redemption is mailed to the holders of Series A Preferred Shares. Each such Company Notice of Redemption shall state: (A) the redemption date as established by the Board of Trustees or its delegatee; (B) the number of Series A Preferred Shares to be redeemed; (C) the Redemption Price (specifying the amount of accumulated dividends to be included therein); (D) the place or places where the certificate(s), if any, for such Series A Preferred Shares (properly endorsed or assigned for transfer, if the Board of Trustees or its delegatee shall so require and the Company Notice of Redemption shall so state) are to be surrendered for payment in respect of such redemption; (E) that dividends and distributions on the shares to be redeemed will cease to accrue on such redemption date and (F) the provisions of this paragraph 4 under which such redemption is made. In the case of any redemption pursuant to paragraph 4(a) or 4(b) hereof, if fewer than all Series A Preferred Shares held by any holder are to be redeemed, the Company Notice of Redemption mailed to such holder also shall specify the number or percentage of shares to be redeemed from such holder. No defect in the Company Notice of Redemption or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.
(ii) In the event of a holder of Series A Preferred Shares determines to request redemption of all or any part of such Series A Preferred Shares pursuant to paragraph 4(c), then not less than ten Business Days prior to the date that such Series A Preferred Shares are to be redeemed, the holder of such Series A Preferred Shares to be redeemed shall mail a written notice of redemption (a “Holder Notice of Redemption”) to the Company with respect to such redemption stating: (A) the redemption date and (B) the number of Series A Preferred Shares to be redeemed. Upon receipt of a Holder Notice of Redemption, the Company (A) may request such additional information from the holder as may be reasonably necessary in order to effect the requested redemption and (B) shall specify the place or places where the certificate(s), if any, for such Series A Preferred Shares (properly endorsed or assigned for transfer, if the Board of Trustees or its delegatee shall so require) are to be surrendered for payment in respect of such redemption. No defect in the Holder Notice of Redemption or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.
(iii) If the Company shall give a Company Notice of Redemption or a holder of Series A Preferred Shares shall deliver a Holder Notice of Redemption, then by the close of business on the Business Day preceding the redemption date specified in the Company Notice of Redemption (so long as any conditions precedent to such redemption have been met) or Holder Notice of Redemption, as applicable, or, if the Dividend-Disbursing Agent so agrees, another date not later than the redemption date, the Company shall (A) deposit with the Dividend-Disbursing Agent Deposit Assets that shall mature on or prior to such redemption date having an initial combined value sufficient to effect the redemption of the Series A Preferred Shares to be redeemed and (B) give the Dividend-Disbursing Agent irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Shares called or requested for redemption on the redemption date. The Company may direct the Dividend-Disbursing Agent with respect to the investment of any Deposit Assets so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. Upon the date of such deposit (unless the Company shall default in making payment of the Redemption Price), all rights of the holders of the Series A Preferred Shares so called or requested for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof and such shares shall no longer be deemed Outstanding for any purpose. The Company shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate Redemption Price of the Series A Preferred Shares called for redemption on such date and any remaining Deposit Assets. Any assets so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Company, after which the holders of the Series A Preferred Shares so called or requested for redemption shall look only to the Company for payment of the Redemption Price thereof. The Company shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Assets so deposited.

(iv) On or after the redemption date, each holder of Series A Preferred Shares that are subject to redemption shall surrender the certificate, if any, evidencing such shares to the Company at the place designated in the Company Notice of Redemption or as may be designated by the Company in accordance with paragraph 4(d)(ii) and shall then be entitled to receive the cash Redemption Price, without interest.
(v) In the case of any redemption of less than all of the Series A Preferred Shares pursuant to paragraph 4(a) or 4(b), such redemption shall be made pro rata from each holder of Series A Preferred Shares in accordance with the respective number of shares held by each such holder on the record date for such redemption.
(vi) Notwithstanding the other provisions of this paragraph 4, the Company shall not redeem Series A Preferred Shares unless all accumulated and unpaid dividends and distributions on all Outstanding Series A Preferred Shares and other Preferred Shares ranking on a parity with the Series A Preferred Shares with respect to dividends and distributions for all applicable past Dividend Periods (whether or not earned or declared by the Company) shall have been or are contemporaneously paid or declared and Deposit Assets for the payment of such dividends and distributions shall have been deposited with the Dividend-Disbursing Agent as set forth in paragraph 2(c) of Part II hereof, provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding Preferred Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to holders of all Outstanding Series A Preferred Shares.
If the Company shall not have funds legally available for the redemption of, or is otherwise unable to redeem, all the Series A Preferred Shares or other Preferred Shares designated to be redeemed on any redemption date, the Company shall redeem on such redemption date the number of Series A Preferred Shares and other Preferred Shares so designated as it shall have legally available funds, or is otherwise able, to redeem ratably on the basis of the Redemption Price from each holder whose shares are to be redeemed, and the remainder of the Series A Preferred Shares and other Preferred Shares designated to be redeemed shall be redeemed on the earliest practicable date on which the Company shall have funds legally available for the redemption of, or is otherwise able to redeem, such shares upon notice of redemption.
5. Voting Rights.
(a) General.
In any matter submitted to a vote of the holders of Shares, unless otherwise provided in the Governing Documents or a resolution of the Board of Trustees, each holder of Series A Preferred Shares shall be entitled to one vote for each Series A Preferred Share held and the holders of the Outstanding Preferred Shares, including Series A Preferred Shares, and the Common Shares shall vote together as a single class; provided, however, that at any meeting of the shareholders of the Company held for the election of trustees, the holders of the Outstanding Preferred Shares, including Series A Preferred Shares, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital shares of the Company, to elect a number of trustees, such that following any election of trustees by the holders of the Outstanding Preferred Shares, including Series A Preferred Shares, at the meeting of the shareholders, the Company’s Board of Trustees shall contain two trustees elected by the holders of the Outstanding Preferred Shares, including the Series A Preferred Shares. Subject to paragraph 5(b) of Part II hereof, the holders of the outstanding Common Shares of the Company together with the holders of Outstanding Preferred Shares, including the Series A Preferred Shares, voting as a single class, shall elect the balance of the trustees.
(b) Right to Elect Majority of Board of Trustees.
During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number and/or composition of trustees constituting the Board of Trustees shall be adjusted as necessary to permit the holders of Outstanding Preferred Shares, including the Series A Preferred Shares, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital shares of the Company) to elect the number of trustees that would constitute a simple majority of the Board of Trustees as so adjusted (including, if applicable, any of the trustees that may be elected exclusively by the holders of Preferred Shares pursuant to paragraph 5(a) above). To the fullest extent permitted by applicable law and the terms of the Declaration of Trust, the Company and the Board of Trustees shall take all necessary actions, including effecting the removal of trustees or amendment of the Declaration of Trust, to effect an adjustment of the number and/or composition of trustees as described in the preceding sentence. A Voting Period shall commence:
(i) if at any time accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Outstanding Series A Preferred

Shares equal to at least two full years’ dividends and distributions shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Dividend-Disbursing Agent for the payment of such accumulated dividends and distributions; or
(ii) if at any time holders of any other Preferred Shares are entitled to elect a majority of the trustees of the Company under the 1940 Act or Statement of Preferences creating such shares.
Upon the termination of a Voting Period, the voting rights described in this paragraph 5(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph 5(b).
(c) Right to Vote with Respect to Certain Other Matters.
So long as any Series A Preferred Shares are Outstanding, the Company shall not amend, alter or repeal the provisions of this Statement of Preferences (or any other statement of preferences in respect of Preferred Shares) so as to adversely affect the rights and preferences herein, without the affirmative vote of the holders of a majority of the Outstanding Preferred Shares at the time and present (including at a virtual meeting) and voting on such matter, voting separately as one class. To the extent permitted under the 1940 Act, in the event that more than one series of Preferred Shares are Outstanding, the Company shall not effect any of the actions set forth in the preceding sentence which in the aggregate adversely affects the rights and preferences set forth in the Statement of Preferences for a series of Preferred Shares differently than such rights and preferences for any other series of Preferred Shares without the affirmative vote of the holders of at least a majority of the Outstanding Preferred Shares and present (including at a virtual meeting) and voting on such matter of each series adversely affected (each such adversely affected series voting separately as a class to the extent its rights are affected differently). The holders of the Series A Preferred Shares shall not be entitled to vote on any matter that affects the rights or interests of only one or more other series of Preferred Shares. An increase in the number of authorized Preferred Shares pursuant to the Governing Documents or the issuance of additional shares of any series of Preferred Shares (including Series A Preferred Shares) pursuant to the Governing Documents shall not be considered to adversely affect the rights and preferences of the Preferred Shares.
(d) Voting Procedures.
(i) As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in paragraph 5(b) above, the Company shall call a special meeting of such holders and instruct the Dividend-Disbursing Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than ten nor more than 30 days after the date of mailing of such notice. If the Company fails to send such notice to the Dividend-Disbursing Agent or if the Company does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the day on which such notice is mailed or such other date as the Board of Trustees shall determine. At any such special meeting and at each meeting held during a Voting Period, such holders of Preferred Shares, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Company), shall be entitled to elect the number of trustees prescribed in paragraph 5(b) above on a one-vote-per-share basis. At any such meeting, or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.
(ii) For purposes of determining any rights of the holders of Series A Preferred Shares to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by this Statement of Preferences, by the other provisions of the Governing Documents, by statute or otherwise, any Series A Preferred Share which is not Outstanding shall not be counted.
(iii) The terms of office of all persons who are trustees of the Company at the time of a special meeting of holders of Preferred Shares to elect additional trustees as described in paragraph 5(b) above and who remain trustees following such meeting shall continue, notwithstanding the election by the holders of Preferred Shares at such meeting of the additional trustees to be elected pursuant to paragraph 5(b) above. The persons so elected by the holders of Preferred Shares (including, if applicable, any of the trustees that may be elected exclusively by the holders of Preferred Shares pursuant to paragraph 5(a) above) and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares shall constitute the duly elected trustees of the Company.
(iv) Upon the expiration of a Voting Period, the terms of office of the additional trustees elected by the holders of Preferred Shares pursuant to paragraph 5(b) above shall expire at the earliest time permitted by law, and the remaining trustees shall constitute the trustees of the Company and the voting rights of such holders of Preferred Shares, including Series A Preferred Shares, to elect additional trustees pursuant to paragraph 5(b) above shall cease, subject to the provisions of the last sentence of paragraph 5(b). Upon the expiration of the terms of the trustees elected by the holders of Preferred Shares pursuant to paragraph 5(b) above, the number of trustees shall be automatically reduced to the number of trustees on the Board immediately preceding such Voting Period.
(e) Exclusive Remedy.
Unless otherwise required by law, the holders of Series A Preferred Shares shall not have any rights or preferences other than those specifically set forth herein. The holders of Series A Preferred Shares shall have no preemptive rights or rights to cumulative voting. In the event that the Company fails to pay any dividends and distributions on the Series A Preferred Shares or fails to complete any voluntary or mandatory redemption, the exclusive remedy of the holders shall be the right to vote for trustees pursuant to the provisions of this paragraph 5.
6. Asset Coverage Test.
(a) Determination of Compliance.
For so long as any Series A Preferred Shares are Outstanding, the Company shall have Asset Coverage as of the last Business Day of each March, June, September and December of each year in which any Series A Preferred Shares are Outstanding.
(b) Failure to Meet Asset Coverage.
If the Company fails to have Asset Coverage as provided in paragraph 6(a) hereof and such failure is not cured as of the related Series A Asset Coverage Cure Date, (i) the Company shall give a Company Notice of Redemption as described in paragraph 4 of Part II hereof with respect to the redemption of a sufficient number of Preferred Shares, which at the Company’s determination (to the extent permitted by the 1940 Act and Delaware law) may include any proportion of Series A Preferred Shares, to enable it to meet the requirements of paragraph 6(a) above, and, at the Company’s discretion, such additional number of Series A Preferred Shares or other Preferred Shares in order that the Company shall have Asset Coverage with respect to the Series A Preferred Shares and any other Preferred Shares remaining Outstanding after such redemption as great as 220%, and (ii) deposit with the Dividend-Disbursing Agent Deposit Assets having an initial combined value sufficient to effect the redemption of the Series A Preferred Shares or other Preferred Shares to be redeemed, as contemplated by paragraph 4 of Part II hereof.
(c) Status of Shares Called for Redemption.
For purposes of determining whether the requirements of paragraph 6(a) hereof are satisfied, (i) no Series A Preferred Share shall be deemed to be Outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Assets to pay the full Redemption Price for such share shall have been deposited in trust with the Dividend-Disbursing Agent (or applicable paying agent) and the requisite Company Notice of Redemption shall have been given, and (ii) such Deposit Assets deposited with the Dividend-Disbursing Agent (or paying agent) shall not be included.
7. Limitation on Incurrence of Additional Indebtedness and Issuance of Additional Preferred Shares
(a) So long as any Series A Preferred Shares are Outstanding, the Company may issue and sell one or more series of a class of senior securities of the Company representing indebtedness under Section 18 of the 1940 Act and/or otherwise create or incur indebtedness, provided that immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, the Company shall have an “asset coverage” for all senior securities representing indebtedness, as defined in Section 18(h) of the 1940 Act, of at least 300% of the amount of all indebtedness of the Company then outstanding and no such additional indebtedness shall have any preference or priority over any other indebtedness of the Company upon the distribution of the assets of the Company or in respect of the payment of interest. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Company then in effect, shall not be considered to be indebtedness limited by this paragraph 7(a).
(b) So long as any Series A Preferred Shares are Outstanding, the Company may issue and sell shares of one or more other series of Preferred Shares constituting a series of a class of senior securities of the Company representing stock under Section 18 of the 1940 Act in addition to the Series A Preferred Shares and other Preferred Shares then Outstanding, provided that (i) the Company shall, immediately after giving effect to the issuance of such additional Preferred Shares and to its receipt and application of the proceeds thereof (including, without limitation, to the redemption of Preferred Shares for which a redemption notice has been mailed prior to such issuance), have an “asset coverage” for all senior securities which are stock, as defined in Section 18(h) of the 1940 Act, of at least 200% of the sum of the liquidation preference of the Series A Preferred Shares and all other Preferred Shares of the Company then Outstanding, and (ii) no such additional Preferred Shares shall have any preference or priority over any other Preferred Shares of the Company upon the distribution of the assets of the Company or in respect of the payment of dividends.
8. Status of Redeemed or Repurchased Series A Preferred Shares
Series A Preferred Shares which at any time have been redeemed or purchased by the Company shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.
9. Treatment of Series A Preferred Shares for Tax Purposes
Unless otherwise required by law, the holders of the Series A Preferred Shares shall treat the Series A Preferred Shares as equity of the Company for all U.S. federal, state and local and other income tax purposes.
PART III

ABILITY OF THE BOARD OF TRUSTEES TO MODIFY THE STATEMENT OF PREFERENCES
1. Modification.
The Board of Trustees or its delegatee, without further action by the shareholders, may amend, alter, add to or repeal any provision of this Statement of Preferences, if the Board of Trustees or its delegatee determines, in good faith, that such amendments or modifications will not in the aggregate adversely affect the special rights, powers and preferences of the holders of any series of the Preferred Shares.
Notwithstanding the provisions of the preceding paragraph, to the extent permitted by law, the Board of Trustees or its delegatee, without the vote of the holders of the Series A Preferred Shares or any other shares of the Company, may amend the provisions of this Statement of Preferences to resolve any inconsistency or ambiguity, to remedy any formal defect or to make any other change to this Statement of Preferences so long as the amendment does not in the aggregate adversely affect the rights and preferences of the Series A Preferred Shares as determined by the Board of Trustees or its delegate in good faith.

IN WITNESS WHEREOF, Pershing Square USA, Ltd. has caused these presents to be signed in its name and on its behalf by a duly authorized officer, who acknowledges said instrument to be the statutory trust act of the Company, and states that to the best of such officer’s knowledge, information and belief under penalty of perjury the matters and facts herein set forth with respect to approval are true in all material respects, all as of [•], 2024.

Pershing Square USA, Ltd.
By:
Name:
Title:

Attest:
Name:
Title:

[Signature Page to Statement of Preferences of 7.50% Series A Cumulative Preferred Shares]

Certificate No. [__]	7.50% SERIES A CUMULATIVE PREFERRED SHARES	[#] SHARES

PERSHING SQUARE USA, LTD. (THE “COMPANY”)
ORGANIZED UNDER THE LAWS
OF THE STATE OF DELAWARE
THIS CERTIFIES THAT
[PURCHASER]
IS THE OWNER OF
[# OF SHARES]
FULLY PAID AND NON-ASSESSABLE SHARES OF 7.50% SERIES A CUMULATIVE PREFERRED SHARES, NO PAR VALUE PER SHARE, LIQUIDATION PREFERENCE $50.00 PER SHARE (“SERIES A PREFERRED
SHARES”), OF
PERSHING SQUARE USA, LTD.
TRANSFERABLE ONLY ON THE BOOKS OF THE COMPANY BY THE HOLDER HEREOF IN PERSON OR BY
DULY AUTHORIZED ATTORNEY UPON
SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.
THIS CERTIFICATE AND THE SHARES OF SERIES A PREFERRED SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST, THE STATEMENT OF PREFERENCES IN RESPECT OF THE SERIES A PREFERRED SHARES AND ALL AMENDMENTS THERETO.
IN WITNESS WHEREOF, PERSHING SQUARE USA, LTD. HAS CAUSED THIS CERTIFICATE TO BE
EXECUTED IN ITS NAME AND BEHALF BY ITS DULY AUTHORIZED OFFICER.
AS OF THIS [__]TH DAY OF [MONTH], [YEAR]

By:
Name:
Title:

CERTIFICATE No. [__]
For
___________ (____________)
Shares of
Series A Cumulative Preferred Shares, no par value per share, liquidation preference $50 per share (“Series A Preferred Shares”)
of
PERSHING SQUARE USA, LTD. (THE “COMPANY”)
issued to
[PURCHASER]
[DATE]
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (i) OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR, IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW, AND (ii) BE SUBJECT TO THE TERMS AND PROVISIONS OF THE PREFERRED SHARES SUBSCRIPTION AGREEMENT DATED AS OF [ , 2024] IN RESPECT OF THE RIGHTS AND OBLIGATIONS OF PURCHASERS AND HOLDERS OF THE SECURITIES THEREUNDER.
For value received, ____________________________________ hereby sells, assigns and transfers ___________ (____________) Series A Preferred Shares represented by the within Certificate to:

[Print or type name and address of assignee]

and do hereby irrevocably constitute and appoint ____________________________________ attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Entity Name:	[Second signature block to be included if required.]

By:
Name:
Title:
Dated:

The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.